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                                                Filed Pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006


                                                             Dated: July 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                                  SAVING BONDS

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The interest rate of each State of Israel Saving Bond to be sold during the
Sales Period commencing on July 1, 2006 and terminating on July 14, 2006 is:


         2-Year Saving Bond:                         5.55%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 2-year Saving Bond is $2,785.


         5-Year Mazel Tov Saving Bond ($100):        5.22%
The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $129.


         10-Year Saving Bond:                        6.05%
The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 10-year Saving Bond is $4,498.


To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by July 11, 2006.